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                                FORM OF PROXY
                             THE FUTURE NOW, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints ------, ------and ------, and each of them, with power of substitution, attorneys and proxies to represent and to vote all shares of Common Stock of The Future Now, Inc. ("The Future Now") which the undersigned is entitled to vote at the Special Meeting of Shareholders of TFN to be held on ------, 1995, at 10:00 a.m. local time, at The Harley Hotel, Suite ------, 8020 Montgomery Road, Cincinnati, Ohio, and at any adjournment or postponement thereof:

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY TODAY IN THE ENCLOSED
ENVELOPE.

1 -- To adopt the Agreement and Plan of Merger dated April 28, 1995 (the "Merger Agreement"), by and among The Future Now, IE Ohio Acquisition Corporation and Intelligent Electronics, Inc. Approval of the Merger Agreement will also authorize The Future Now's Board of Directors to exercise its discretion whether to proceed with the merger in the event a termination right is or may be exercised because the Average Closing Price (as defined in the Merger Agreement) of the Intelligent Electronics, Inc. Common Stock is outside the $9.00 to $11.00 range.

           [ ]  For      [ ]  Against      [ ]  Abstain

           PLEASE MARK INSIDE BOXES SO THAT DATA PROCESSING EQUIPMENT
                            WILL RECORD YOUR VOTES.


                              (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

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The Board of Directors recommends a vote FOR adoption of the Merger
Agreement. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If the "For" box is checked under proposal 1 above or if no direction is made, this Proxy will be voted FOR adoption of the Merger Agreement. Unless the "Against" box is checked under proposal 1 above, this Proxy will be voted in the discretion of the proxies appointed on the front of this card with respect to such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof. Under The Future Now's Code of Regulations, business transacted at the Special Meeting of Shareholders is confined to the purposes stated in the Notice of Special Meeting.


                                            Dated _____________________, 1995
                                            _________________________________
                                            (Signature of Shareholder)
                                            _________________________________
                                            (Signature of Shareholder)

                                            This Proxy should bear your
                                            signature(s) exactly as your name(s)
                                            appear in the stencil to the left.
                                            When signing as attorney, executor,
                                            administrator, personal
                                            representative, trustee, guardian or
                                            corporate officer, please give full
                                            title. For joint accounts, each
                                            joint owner should sign.